Exhibit 10.11

Equity Pledge Agreement

This Equity Pledge Agreement (the “Agreement”) is made and entered into by and among the following parties on July 16, 2021 in Huangpu District, Shanghai:

Party A: Qingdao Zecan Information Technology Co., Ltd (the “Pledgee”)

Legal Representative: Chunjie Xu

Address: Room 301, 3/F, Qingdao Financial Center Mansion, 15 Miaoling Road, Laoshan District, Qingdao, Shandong Province

Party B I: Shanghai Zhenfan Business Consulting Center (the “Pledger”)

Legal Representative: Chunjie Xu

Address: Room 147-65, Building 3, 2111 Beiyan Highway, Chongming District, Shanghai

Party B II: Ningbo Meishan Free Trade Port Zone Xinsong Investment Management Partnership Enterprise (Limited Partnership) (the “Pledger”)

Legal Representative: Chunjie Xu

Address: B-M0683, Room 401, Building 1, 88 Qixing Road, Meishan, Beilun District, Ningbo, Zhejiang Province

Party B III: Ningbo Meishan Free Trade Port Zone Chiying Investment Management Partnership Enterprise (Limited Partnership) (the “Pledger”)

Legal Representative: Chunjie Xu

Address: B-M0684, Room 401, Building 1, 88 Qixing Road, Meishan, Beilun District, Ningbo, Zhejiang Province

Party B IV: Tianjin Haitai Gebi Enterprise Management Consulting Partnership (Limited Partnership) (the “Pledger”)

Executive Partner: Weifengtou Equity Investment Co., Ltd., Beijing

Address: Office A3009, Room 4-310, 2 Kangtai Avenue, Binhai Hi-Tech Park, Binhai Hi-Tech Industrial Development Area, Tianjin

Party B V: Guoxin Shengda Industrial Co., Ltd

Legal Representative: Bin Zhang

Address: Room 204, Building A, Hisense Wisdom Valley, 20 Zhuzhou Road, Laoshan District, Qingdao, Shandong Province

Party C: Shanghai Fendan Information Technology Co., Ltd (the “Target Company”)

Legal Representative: Chunjie Xu

Address: 15/F, 180 Tianjin Road, Huangpu District, Shanghai

In the Agreement, Party A, Party B, and Party C are individually referred to as the “Party”, or collectively the “Parties”. Parties B I, II, III and IV are collectively referred to as “Party B” or the “Pledger”.

WHEREAS

1. Party B is a shareholder of Party C on the date of signing of the Agreement, holding 100% of Party C’s equity in total; Party C is a limited liability company incorporated and validly existing under the laws of the People’s Republic of China; and Party A is a wholly foreign-owned enterprise incorporated and validly existing under the laws of the People’s Republic of China.

2. The Parties signed the Exclusive Option Agreement, the Exclusive Business Cooperation Agreement, and the Proxy Agreement on July 16, 2021. As a guarantee that the Pledger and the Target Company perform all of their obligations under their transaction agreements, the Pledger Party B, under the Agreement, agrees to provide a pledge guarantee to the Pledgee Party A with all the equity of the Target Company held by it.

NOW THEREFORE, in accordance with the Civil Code of the People’s Republic of China and other relevant laws and regulations, and on the basis of equality, free will, honesty and good faith, the Parties further agree as follows:

Article 1 Pledge

1.1 The Pledger agrees to pledge all the equity of the Target Company it holds (the “Pledged Equity”) to the Pledgee to guarantee the full performance of its contractual obligations under their transaction agreements. To avoid any dispute, the aforementioned “contractual obligations” refers to all the obligations and responsibilities of the Pledger and the Target Company under their transaction agreements, as well as all of their representations, promises and warrants made under the transaction agreements.

1.2 The Pledger agrees to state the equity pledge terms agreed herein into its shareholder register  within 3 days after signing the Agreement and completing the equity pledge registration hereunder, and shall hand over the original documents of its pledge registration, shareholder register, capital contribution certificate and other necessary materials to the Pledgee.

1.3 The Pledger shall use its best endeavor to urge the business registration authority to complete the equity pledge registration formalities for the Pledged Equity hereunder, and to maintain the validity of such pledge for the period agreed.

1.4 Pledge term: The pledge shall take effect from the date when the competent business registration authority completes the equity pledge registration formalities for the Pledged Equity, and the pledge validity period shall be the same as the longest validity period in the transaction agreements (the “Term”).

Article 2 Pledge Rights

2.1 The Pledger pledges all the equity of the Target Company it holds to the Pledgee as a guarantee for the full performance of its contractual obligations under their transaction agreements.

2.2 The equity pledge guarantee covers: all the dues to the Pledgee under the transaction agreements, including, but not limited to, any borrowings, consulting service fees, penalties (if any), compensation, and expenses incurred by the realization of the creditor’s rights (including, but not limited to, attorney fees, litigation fees, preservation fees, appraisal fees, auction fees, material fees, evaluation fees, audit fees, and any other fees incurred by the realization of the pledge rights).

2.3 The pledge rights refer to the priority of compensation that the Pledgee enjoys to receive compensation from the price of the Pledged Equity pledged by the Pledger to the Pledgee by discounting, auctioning or selling.

Article 3 Income Arrangement of Pledged Equity

During the Term, the Pledgee has the right to receive all the income (if any) from the Pledged Equity, including, but not limited to, any bonuses, dividends and cash or non-cash income from the Pledged Equity.

Article 4 Representations and Warranties

4.1 Party A represents and warrants:

(1) That it has full power and rights to execute and perform the Agreement, and that it has gone through its internal legal authorization procedures.

(2) That its execution and performance of the Agreement does not violate any laws or regulations, government approvals, authorizations or any other government regulations that are binding upon or affect it, any other agreement it has concluded with any third party, or any promise it has made to any third party.

4.2 Party B warrants and promises:

(1) That it is a person having the full capacity for civil rights and civil conduct without any criminal record, and all the qualifications required for conducting the matters hereunder, free of any circumstance which may prevent the entry into force of the Agreement and the continued performance of its obligations hereunder.

(2) That its execution and performance of the Agreement does not violate any laws or regulations, government approvals, authorizations or any other government regulations that are binding upon or affects it, any other agreement it has concluded with any third party, or any promise it has made to any third party.

(3) That as of the date of signing of the Agreement, the equity of the Target Company held by it is free of any rights defect, in whole or in part, or any pledge or any other encumbrance, except for the equity pledge agreed herein, and that it has never issued an offer to any third party to assign all or part of the said equity, made any commitment to any request by any third party for assigning all or part of the said equity, or signed any document which may affect the integrity, validity and legality of its shareholder rights of the said equity.

(4) That during the Term, without the prior written consent of Party A, it will not place any pledge or any other encumbrance on the said equity, assign all or part of the said equity to any third party, or dispose of the said equity in any way whatsoever; it will not sign any legal instruments or make any commitments related to the foregoing matters, or express its consent or support for the foregoing matters and instruments at its shareholder meetings.

(5) That it will immediately notify the Pledgee of any events or notices that may affect the Pledged Equity or the pledge rights of the Pledgee.

(6) That it will unconditionally provide all certificates and documents, go through all relevant procedures, and/or sign all legal instruments required by the Pledgee for the future disposal of the Pledged Equity, ensure the provision of the aforementioned documents, and offer the Pledgee all necessary assistance for the disposal of the Pledged Equity.

(7) That it has made all appropriate arrangements to ensure that its heirs, spouses, creditors, or any other related persons, which may acquire all or part of the equity, will not be able to affect or hinder the performance of the Agreement regardless of its death, divorce, loss of all or part of its capacity for civil conduct or bankruptcy, or in the event of any other circumstance that may affect its exercise of the equity, and that the Agreement will continue to be binding upon such persons.

Article 5 Confidentiality

Each Party shall keep confidential the Agreement, anything agreed herein, the existence of the Agreement, and all non-public information of the other Parties known thereby (the “Confidential Information”), and no Party shall disclose the Confidential Information to any third party including the relatives of the Parties. The confidentiality period shall be from the date of signing of the Agreement to the date when Party A agrees to disclose the Confidential Information.

Article 6 Liability for Breach of Contract

6.1 If a Party violates or delays to perform the Agreement or any transaction agreement in connection with the Agreement, or any promise or warranty made by it is untrue, incomplete or misleading, it shall be deemed as a breach of contract.

6.2 Unless otherwise agreed herein, the breaching Party shall compensate the other Party(ies) for any and all economic losses incurred by its breach.

6.3 If the Pledger violates the Agreement, the Pledgee has the right to directly exercise the pledge rights and to notify the Pledger to immediately pay any borrowings or any other payables stated in the transaction agreements. The pledge rights shall be exercised in the following ways:

To exercise the pledge rights, the Pledgee shall send a notice of default to the Pledger. The Pledgee shall have the right to exercise the pledge rights upon or after sending the notice of default. The ways in which the pledge rights are exercised include, but are not limited to, discounting, auctioning, assigning, or being assigned to the Pledgee itself or any third party designated by it. The Pledgee also has the priority to receive compensation from the price for disposing of the Pledged Equity.

When the Pledgee exercises the pledge rights, the Pledger shall not set up any obstacles to this, but shall cooperate in signing all documents, fulfilling all procedures, and providing all necessary assistance in connection with it to enable the Pledgee to successfully realize the pledge rights.

Article 7 Applicable Law and Dispute Resolution

7.1 The Agreement and its annexes and supplementary agreements shall be governed by the relevant laws and regulations of the Chinese Mainland in terms of their conclusion, validity, interpretation, performance, modification, termination and cancellation, dispute resolution, and any other matters not covered herein.

7.2 Any dispute arising from the performance of the Agreement or any of its supplementary agreements shall be settled through friendly negotiations between the Parties. If such negotiations fail, any Party shall have the right to bring a lawsuit to the competent people’s court where the Agreement is signed.

Article 8 Miscellaneous

8.1 Any changes, amendments, or supplements to the Agreement must be agreed upon by all Parties, and a written agreement shall be signed separately before they become effective. If the Agreement conflicts with any other agreements previously signed by all Parties or with the articles of association of the Target Company, the Agreement shall prevail.

8.2 If any Party fails or delays to exercise any of its rights hereunder, it shall not constitute its waiver of the said right.

8.3 The Agreement is binding upon the successors of all Parties. Without the prior written consent of Party A, Party B shall not transfer all or part of its rights and obligations hereunder. Notwithstanding the foregoing, Party B agrees that Party A can transfer all or part of its rights and obligations hereunder to any third party at any time, and the terms herein shall continue to be binding upon the third party and Party B.

8.4 The Agreement shall come into effect after all Parties  have signed or affixed their seals on it. The Agreement is made in septuplicate, with each Party holding one, and all of such counterparts shall have the same force and effect.

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(Signature Page)

Party A (seal): Qingdao Zecan Information Technology Co., Ltd [Company Seal Affixed Here]

Party B I (seal): Shanghai Zhenfan Business Consulting Center [Seal Affixed Here]

Party B II (seal): Ningbo Meishan Free Trade Port Zone Xinsong Investment Management Partnership Enterprise (Limited Partnership) [Seal Affixed Here]

Party B III (seal): Ningbo Meishan Free Trade Port Zone Chiying Investment Management Partnership Enterprise (Limited Partnership) [Seal Affixed Here]

Party IV (seal): Tianjin Haitai Gebi Enterprise Management Consulting Partnership (Limited Partnership) [Seal Affixed Here]

Party B V (seal): Guoxin Shengda Industrial Co., Ltd [Company Seal Affixed Here]

Party C (seal): Shanghai Fendan Information Technology Co., Ltd [Company Seal Affixed Here]